WAIVER AGREEMENT

This Waiver Agreement (the “Agreement”) is made on this 12th day of August 2026, by and between MidCap Apollo Institutional Private Lending (the “Company”) and Apollo Credit Management, LLC, the Company’s investment adviser (the “Adviser”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Advisory Agreement (as defined below).

WITNESSETH:

WHEREAS, the Company is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Company and the Adviser entered into that certain Investment Advisory Agreement, dated March 15, 2024, by and between the Company and the Adviser (the “Advisory Agreement”), pursuant to which the Adviser provides investment advisory services to the Company; and

WHEREAS, the Company and the Adviser have determined that it is appropriate and in the best interests of the Company to partially waive both the base management fee (the “Base Management Fee”) and the incentive fee (the “Incentive Fee”) that may be payable by the Company to the Adviser under the Advisory Agreement pursuant to the terms and for the period set forth herein.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the parties hereby agree as follows:

1. Partial Waiver of Base Management Fee and Incentive Fee Payable under the Advisory Agreement

(a) The Adviser hereby agrees to waive 50% of each of the Base Management Fee and Incentive Fee payable to the Adviser pursuant to Section 5 of the Advisory Agreement for the period beginning on and including April 1, 2026 and ending on and including June 30, 2027. The sum of any Base Management Fees or Incentive Fees paid or accrued from April 1, 2026 to the date hereof that would have been waived pursuant to this Section 1(a) shall be referred to as the “Initial Waiver Amount” and shall be offset against any Base Management Fee or Incentive Fee to be paid pursuant to the Advisory Agreement until the Company has received an amount equal to the Initial Waiver Amount.

(b) For the avoidance of doubt, the purpose of this Agreement is to provide the Company with a partial waiver in connection with the Base Management Fee and Incentive Fee payable by the Company to the Adviser for the period set forth in Section 1(a) of this Agreement and does not amend the calculation of the Base Management Fee and Incentive Fee as set forth in the Advisory Agreement. Other than the partial waiver granted herein by the Adviser, the terms of the Advisory Agreement shall be in full force and effect.

2. Duration and Termination of this Agreement

(a) Term and Effectiveness. This Agreement shall become binding as of the date of its execution by the parties (the “Effective Date”). Upon the Effective Date, the terms of the Advisory Agreement will remain in full force and effect, subject to the partial fee waiver set forth in Section 1 of this Agreement. This Agreement shall remain in effect for the period set forth in Section 1(a) of this Agreement, unless extended by mutual written agreement of the Company and the Adviser.

(b) Termination. This Agreement may be terminated at any time, without the payment of any penalty: (i) by the Company upon 60 days’ written notice to the Adviser by the vote of the Board of Trustees of the Company; or (ii) by the Adviser upon not less than 90 days’ written notice to the Company. This Agreement and the rights and duties of a party hereunder may not be assigned, including by operation of law, by a party without the prior consent of the other party and this Agreement automatically shall terminate in such event. The provisions of Section 1 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.

3. Notices

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at the address listed below or at such other address for a party as shall be specified in a notice given in accordance with this Section 3:

To the Company:

MidCap Apollo Institutional Private Lending

9 West 57th Street

New York, New York 10019

Attn: Kristin Hester, Chief Legal Officer, Secretary and Vice President

To the Adviser:

Apollo Credit Management, LLC

9 West 57th Street

New York, New York 10019

Attn: Kristin Hester, Vice President

4. Amendments of this Agreement

This Agreement may be amended by mutual written consent of the parties. This Agreement automatically shall terminate upon the dissolution of the Company.

5. Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

6. Governing Law

This Agreement shall be construed in accordance with laws of the State of New York and the applicable provisions of the 1940 Act, if any. To the extent that the applicable laws of the State of New York or any of the provisions herein conflict with the applicable provisions of the 1940 Act, if any, the latter shall control.

7. Entire Agreement

This Agreement and the Advisory Agreement contain the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

MIDCAP APOLLO INSTITUTIONAL PRIVATE LENDING

By: __/s/ Kristen Hester____________
Name: Kristin Hester
Title: Chief Legal Officer, Secretary and Vice President

APOLLO CREDIT MANAGEMENT, LLC

By: __/s/ Kristen Hester____________
Name: Kristin Hester
Title: Vice President